UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 7, 2012

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-49388	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30 East 76th Street, 6th Floor, New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 249-3050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On April 7, 2012, Intellicell Biosciences, Inc. (the “Company”) entered into an exclusive lab services license agreement (the “Thailand Agreement”) with StemCells 21 Co., Ltd. (“Thailand Licensee”) pursuant to which the Company has granted the Thailand Licensee, among other things, (i) an exclusive, non-assignable, non-transferable, license to utilize and commercially exploit the Company’s proprietary process (the “Technology”), solely for the provision of the separation of Adipose Stromal Vascular Fraction from fat tissue (“Tissue Processing”) utilizing the Technology and solely within the Kingdom of Thailand (the “Territory”); (ii) an exclusive, non-assignable, non-transferable, royalty-bearing license to use the Trademarks (as defined in the Thailand Agreement), solely in connection with the Tissue Processing and solely within the Territory; and (iii) the right to grant sublicenses in accordance with the provisions of the Thailand Agreement, so that the Thailand Licensee can utilize the Technology and Trademarks (as defined in the Thailand Agreement) to provide Tissue Processing services in the Territory.  The Thailand Agreement shall have an initial term ending on April 7, 2022, and shall continue on successive one-year terms thereafter unless terminated by either party (the “Term”).   Either party may terminate the Thailand Agreement, for among other things, the failure to cure a material breach of the Thailand Agreement within 10 business days or if either party makes an assignment for the benefit of creditors, is adjudicated bankrupt or insolvent or commences proceedings under bankruptcy law.

In consideration for the grant of the exclusive license, Thailand Licensee agreed to pay the Company an up-front license fee of $1,000,000 payable as follows: (i) an initial installment of One Hundred Fifty Thousand Dollars ($150,000) upon execution of the Agreement (the “Initial Installment”); (ii) One Hundred Thousand Dollars ($100,000) within three (3) days of the completion of the Lab Equipment (as defined in the Thailand Agreement) having been delivered and installed (in accordance with applicable cGMP’s and cGTP’s of the US FDA) and the Lab Technician (as defined in the Thailand Agreement) for the initial Laboratory Facility (as defined in the Thailand Agreement) having completed training (the “Second Installment”); and (iii) the balance of Seven Hundred Fifty Thousand Dollars ($750,000) to be placed in escrow with counsel for the Company upon the payment of the Second Installment, with such funds to be held in escrow for a period of ninety (90) days, with such funds to be released upon satisfaction by the parties that the Lab Equipment (as defined in the Thailand Agreement) is in working order and the Lab Technician (as defined in the Thailand Agreement) has been adequately trained.  As of the date of this Current Report on Form 8-K, the Thailand Licensee has not paid the Initial Installment to the Company.

In addition to the foregoing, for each tissue processing case performed by Thailand Licensee, a fee of twelve and one-half percent (12.5%) of the fess designated by the Company for tissue processing shall be remitted to the Company on a monthly basis. Thailand Licensee shall also pay the Company a fee of twelve and one-half percent (12.5%) of the all profit earned by the Thailand Licensee form the initial up front sale of lab equipment to other laboratory facilities who acquire a sublicense from the Thailand Licensee to use the Technology in the Territory.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

 The exhibits listed in the following Exhibit Index are filed as part of this report.

10.1	Laboratory Services License Agreement, dated April 7, 2012, by and between Intellicell Biosciences, Inc. and StemCells21 Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: April 11, 2012	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

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